UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 28, 2005




                           CENTRAL FREIGHT LINES, INC.
             (Exact name of registrant as specified in its charter)



      Nevada                          000-50485                74-2914331
  (State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)


                 5601 West Waco Drive, Waco, TX                          76710
          (Address of principal executive offices)                  (Zip Code)


                                 (254) 772-2120
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.


On July 28, 2005, Central Freight Lines, Inc. (the "Company") issued a press release announcing the financial results of the Company for the three and six months ended July 2, 2005. A copy of the press release is attached to this report as Exhibit 99.1.



Item 7.01         Regulation FD Disclosure.



See Item 2.02 above, and the press release attached to this report as Exhibit 99.1.

The information contained in this report and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The   information   in  this   report  and  the   exhibit   hereto  may  contain
"forward-looking statements" that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 and otherwise may be protected. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission for information concerning risks, uncertainties and other factors that may affect future results.


Item 9.01         Financial Statements and Exhibits.


      (c)Exhibits:



         EXHIBIT

         NUMBER                         EXHIBIT DESCRIPTION


         99.1                   Press release dated July 28, 2005.

                                                  SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CENTRAL FREIGHT LINES, INC.


Date:   July 28, 2005                                 By: /s/ Jeff Hale

                                                     Jeff Hale
                                                     Senior Vice President and
                                                     Chief Financial Officer

                                                             EXHIBIT INDEX

EXHIBIT

     NUMBER                                 EXHIBIT DESCRIPTION


    99.1                                    Press release dated July 28, 2005.



                      CENTRAL FREIGHT LINES, INC. ANNOUNCES
   CONTINUED SEQUENTIAL IMPROVEMENT; REPORTS SECOND QUARTER FINANCIAL RESULTS

Waco, TX (PR Newswire) - July 28, 2005 - Central Freight Lines, Inc. (Nasdaq/NMS: CENF) announced today its financial and operating results for the quarter and six months ended July 2, 2005.

Sequential Improvement Continues

Central's President and Chief Executive Officer, Bob Fasso stated: "In the second quarter, we achieved meaningful sequential improvement in our operating ratio (operating expenses as a percentage of operating revenue) and significantly improved our liquidity. On May 12, we announced that our goal for the second quarter of 2005 was to lower our operating ratio by 200 to 350 basis points compared to the first quarter. We successfully achieved that goal by improving our operating ratio by 330 basis points in the second quarter. Also, the operating ratio for the second quarter of 2005 improved 130 basis points over the same quarter last year. After taking into account the second quarter results, the total improvement in our operating ratio since the third quarter of 2004 stands at 740 basis points, which we believe is a substantial accomplishment for the Company.

"We are encouraged by a 13.2% increase in revenue per day in the second quarter of 2005 over the first quarter. LTL tons per day increased 10.9% over the same time period. LTL revenue per hundredweight, without fuel surcharge, also improved slightly from $10.56 in the first quarter of 2005 to $10.61 in the second quarter of 2005, despite a 2.1% increase in weight per LTL shipment.

"Further, we announced on July 14, 2005 that we have significantly improved our liquidity position by closing real estate transactions that generated approximately $15.2 million in net proceeds. The proceeds from the real estate transactions were used to repay amounts drawn on the Company's revolving line of credit led by Bank of America. Subject to certain requirements under the credit agreement, the Company estimates that it currently has approximately $35.0 million of borrowing availability under its credit facility. In addition, Central currently has approximately $4.5 million of idle assets held for sale that are planned to be disposed of in 2005.

"In the second quarter of 2005 and for the first time in the last five quarters, the Company generated positive EBITDA (earnings before interest, income taxes, depreciation and amortization) and we expect EBITDA to be positive in the third and fourth quarters of 2005. Our goal for the 2005 third quarter is to lower our operating ratio from the third quarter of 2004 by 750 to 950 basis points."

Second Quarter and Year to Date Financial Results

For the second quarter of 2005, Central's operating revenue was $99.5 million on 64 working days, compared to operating revenue of $105.5 million on the same number of working days for the second quarter of 2004. Revenue decreased 5.7% and total tons hauled decreased 10.8% for the second quarter of 2005 compared to the same period in 2004. LTL revenue per hundredweight increased 3.9% from $11.31 in the 2004 quarter to $11.75 in the 2005 quarter, due to an increase in fuel surcharge revenue. Excluding fuel surcharge revenue, LTL revenue per hundredweight was down 1.5% in the 2005 second quarter compared to the 2004 quarter, partially due to a 4.2% increase in average weight per LTL shipment.

A pre-tax loss of $6.1 million or $0.34 cents per diluted share was realized in the 2005 second quarter compared to a pre-tax loss of $6.9 million, or $0.39 per diluted share in the 2004 second quarter. A net loss of $6.1 million, or $0.34 per diluted share, was realized in the second quarter of 2005. The $6.1 million pre-tax loss in the second quarter of 2005 generated a tax benefit of approximately $2.3 million, equivalent to $0.13 per diluted share, which was offset by the increase in the valuation allowance for deferred tax assets. This resulted in no tax benefit being recorded in the second quarter of 2005. The net loss in the second quarter of 2004 was $2.5 million, or $0.14 per diluted share.

For the six months ended July 2, 2005, operating revenue amounted to $188.8 million a 6.8% decrease compared with operating revenue of $202.6 million for the first half of 2004. A pre-tax loss of $14.4 million or $0.79 cents per diluted share was realized in the 2005 first half compared to a pre-tax loss of $8.7 million, or $0.49 per diluted share in the 2004 first half. A net loss of $14.4 million, or $0.79 per diluted share, was reported for the six months ended July 2, 2005. An income tax benefit of approximately $5.5 million, equivalent to $0.30 benefit per diluted share was recorded in 2005, but was offset by an increase in the valuation for deferred tax assets. This resulted in no tax benefit being recorded in the first half of 2005. The net loss in the first half of 2004 was $3.7 million, or $0.21 per diluted share.


Balance Sheet and Liquidity

At July 2, 2005, the Company had $73.3 million in stockholders' equity and $68.4 million of total debt and capital leases, including current maturities. The debt and capital leases include $15.9 million of borrowing under the Bank of America led credit facility that matures in the first quarter of 2009. Notwithstanding the maturity date, borrowings under the facility are categorized as short-term debt to be consistent with the evolving interpretations of Emerging Issues Task Force 95-22 Balance Sheet Classifications, Borrowings Outstanding Under Revolving Credit Agreements that include both a Subjective Acceleration Clause and a Lock-Box Arrangement ("EITF 95-22").

At July 2, 2005, the Company had approximately $17.5 million of borrowing availability under the Bank of America facility, reduced by a $5.0 million minimum availability restriction. Based on an amendment in May 2005 to the Company's credit facility, the Company has no financial covenants through August 15, 2005. In lieu of financial covenants, the $5.0 million availability restriction remains in place. After August 15, 2005, the $5.0 million restriction is eliminated and no financial covenants exist as long as excess availability on the line remains above $15.0 million. If excess availability drops below $15.0 million, the Company is required to maintain minimum EBITDA (earnings before interest, income taxes, depreciation and amortization) levels. Please see the Company's Quarterly Report on Form 10-Q for a more detailed description of the amended credit facility and EITF 95-22.

In May 2005, the Company contracted to sell approximately 14 excess acres in Phoenix for $1.2 million. This transaction closed in June and the Company recognized a gain on the sale. In addition, the Company closed on agreements in July 2005 covering an estimated $14.0 million in sale-leaseback and mortgage financing transactions on four terminal properties. The Company closed on an agreement concerning a sale-leaseback on one of its terminals. The transaction generated approximately $6.2 million in net proceeds and the Company signed a ten-year lease with a ten-year option. The Company also closed on mortgage financing on three other terminal properties that generated approximately $7.8 million in net proceeds. All of the proceeds from these transactions were used to repay existing debt under the Company's credit facility with Bank of America.

In addition to the liquidity from the above financing, at July 2, 2005, Central had approximately $4.5 million in assets held for sale that are planned to be disposed of in 2005. In the quarter and six months ended July 2, 2005, the Company had net capital proceeds of $2.1 million and $1.5 million, respectively, mainly as a result of proceeds realized from the sale of excess land in Phoenix. Gross capital expenditures for the remainder of 2005 are expected to be $1.5 million to $7.5 million. Included in this range is roughly $6.0 million for the possible replacement of revenue equipment, which if made will be financed independently from the Bank of America led credit facility.

Central Freight Lines, Inc. is a non-union less-than-truckload carrier specializing in regional overnight and second day markets. One of the 10 largest regional LTL carriers in the nation, Central provides regional, interregional, and expedited services, as well as value-added supply chain management, throughout the Midwest, Southwest, West Coast and Pacific Northwest. Utilizing marketing alliances, Central provides service solutions to the Great Lakes, Northeast, Southeast, Mexico and Canada.

This press release contains forward-looking statements that involve risk, assumptions, and uncertainties that are difficult to predict. Statements that constitute forward-looking statements are usually identified by words such as "anticipates," "believes," "estimates," "projects," "expects," "plans," "intends," or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. With respect to statements regarding the Company's goals for the third and fourth quarters of 2005, those goals are based upon the Company's expectation of a freight environment similar to the current environment; the Company's continuing ability to add quality customers and freight without any significant losses; and the Company's ability to raise its revenue yields by market increase levels. The
Company's goals also are based upon expectations that it will continue to execute its operating plan (including but not limited to improvements in insurance and claims expense) and will not suffer any material management, employee relations, customer or other disruptions; that the Company is able to maintain adequate liquidity and successfully dispose of assets held for sale; and that the Company does not suffer any material uninsured losses. These expectations are subject to risks, including but not limited to the risk that customers will resist rate increases; the risk of loss of customer freight based on rate increases, contract non-renewal, or other factors; the risk that uninsured losses will exceed expectations; the risk that dispositions of assets held for sale will not be possible on favorable terms or at all; and the risk that the Company fails to continue to obtain efficiencies to allow margin improvements in excess of revenue growth. With respect to the Company's business generally, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: the risk that revenue growth may be delayed or not occur at all; the risk that improvements in revenue yield and tonnage growth may be delayed or not occur at all; the risk that service, safety, and productivity measures will be further delayed or will not be successfully implemented throughout our operations; the risk that our cost-cutting measures may have unintended and unforeseen consequences that adversely affect our business; the risk that geographic expansion has produced or may produce freight imbalances, customer service issues, operational issues, or other consequences that we cannot manage successfully on a timely basis or at all; the risk that our insurance and claims costs will continue to exceed our expectations and will not return to acceptable levels on a timely basis or at all; the risk that we will be unable to obtain the financing we are seeking or that it will not be available on acceptable terms; the risk that operating losses and negative cash flows will continue and will have a material and adverse result including but no limited to the termination of our line of credit; and the risks detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including forms 8-K, 10-Q, 10-K, and our registration statement on Form S-1.

Corporate Contact:
Jeff Hale, Chief Financial Officer
(480) 361-5295
jhale@centralfreight.com

                                             CENTRAL FREIGHT LINES, INC. AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (Unaudited, in thousands except per share data)

                                                                    Three months ended              Six months ended
                                                          -------------------------------------------------------------
                                                                 July 2,         July 3,         July 2,        July 3,
                                                                  2005            2004            2005           2004
                                                                  ----            ----            ----           ----

Working Days                                                        64              64             129            130

Operating revenues                                           $  99,518       $  105,513       $  188,840     $  202,551

Operating expenses:
  Salaries, wages and benefits                                  53,982           60,084          104,946        115,740
  Purchased transportation                                       9,129           11,387           17,947         22,692
  Purchased transportation - related parties                     4,482            5,965            7,953          8,242
  Operating and general supplies and expenses                   23,099           20,821           43,704         39,152
  Operating and general supplies and expenses - related
  parties                                                           35               39              197            134
  Insurance and claims                                           6,736            6,881           11,761         10,874
  Building and equipment rentals                                 1,007            1,044            2,026          1,973
  Building and equipment rentals - related parties                 449              376              898            896
  Depreciation and amortization                                  4,127            3,951            9,004          7,870
                                                               -------          -------          -------        -------
      Total operating expenses                                 103,046          110,548          198,436        207,573
                                                               -------          -------          -------        -------
  Loss from operations                                         (3,528)          (5,035)          (9,596)        (5,022)

Other expense:
  Interest expense                                             (1,038)            (368)          (1,653)          (573)
  Interest expense - related parties                           (1,545)          (1,537)          (3,126)        (3,142)
                                                               -------          -------          -------        -------
      Loss before income taxes                                 (6,111)          (6,940)         (14,375)        (8,737)

Income tax:
  Income tax benefit                                               ---            4,397              ---          5,065
                                                               -------          -------          -------        -------
      Net loss                                               $ (6,111)       $  (2,543)        $ (14,375)     $ (3,672)
                                                             =========       ==========        ==========     =========


  Net loss per share:
    Basic                                                    $  (0.34)       $   (0.14)        $   (0.79)     $  (0.21)
    Diluted                                                     (0.34)           (0.14)            (0.79)        (0.21)


Weighted average outstanding shares:
  Basic                                                        18,215           17,842            18,203        17,777
  Diluted                                                      18,215           17,842            18,203        17,777



                                           CENTRAL FREIGHT LINES, INC. AND SUBSIDIARIES
                                                   CONSOLIDATED BALANCE SHEETS
                                                July 2, 2005 and December 31, 2004
                                                      (In thousands)

                                                                                                      2005
         Assets                                                                                    (Unaudited)          2004
                                                                                             -----------------------------------
   Cash and cash equivalents                                                               $             312  $          2,144

   Restricted cash                                                                                       ---            20,825
   Accounts receivable, net                                                                           52,743            51,582
   Other current assets                                                                                9,299             8,655
   Deferred income taxes                                                                               9,901             6,689
                                                                                             -----------------------------------
                Total current assets                                                                  72,255            89,895
   Property and equipment, net                                                                       126,464           135,274
   Goodwill                                                                                            4,324             4,324
   Other assets                                                                                        7,617             7,761
                                                                                             -----------------------------------
                Total assets                                                               $         210,660  $        237,254
                                                                                             ===================================

         Liabilities and stockholders' equity

   Current maturities of long-term debt                                                    $           9,171  $         10,958
   Short-term notes payable                                                                           16,769            28,108
   Trade accounts payable                                                                             16,697            23,835
   Payables for related party transportation services                                                  2,006               988
   Accrued expenses                                                                                   28,269            23,050
                                                                                             -----------------------------------
                Total current liabilities                                                             72,912            86,939

   Long-term debt, excluding current maturities                                                       19,738            21,884
   Related party financing                                                                            22,716            22,852
   Deferred income taxes                                                                              11,587             8,375
   Claims and insurance accruals                                                                      10,362             9,646
                                                                                             -----------------------------------
                Total liabilities                                                                    137,315           149,696
                                                                                             -----------------------------------


   Stockholders' equity                                                                               73,345            87,558
                                                                                             -----------------------------------

                Total liabilities and stockholders' equity                                 $         210,660  $        237,254
                                                                                           =====================================




                                             CENTRAL FREIGHT LINES, INC. AND SUBSIDIARIES
                                                         OPERATING STATISTICS
                                          (Amounts in thousands except where indicated by *)


                                                  Three months ended                           Six months ended
                                                 July 2,       July 3,                       July 2,       July 3,
                                                   2005          2004       % Change          2005           2004       % Change


Operating Ratio                                  103.5%         104.8%                       105.1%        102.5%
Working days                                        64             64          0.0%            129           130           -0.8%
LTL bills                                       848.43         971.93        -12.7%       1,641.52      1,884.18          -12.9%
Total bills                                     858.47         982.78        -12.6%       1,660.67      1,903.76          -12.8%
LTL tons                                        398.56         438.45         -9.1%         763.59        840.42           -9.1%
Total tons                                      478.04         536.18        -10.8%         917.98      1,018.42           -9.9%
LTL revenue per hundredweight*               $   11.75       $  11.31          3.9%       $  11.64      $  11.37            2.4%
LTL weight per bill (in pounds)*                   940            902          4.2%            930           892            4.3%
Average length of haul (in miles)*                 488            479          1.9%            488           473            3.2%
Fuel surcharge as a % of total revenue*            9.7%          4.7%                          9.1%          3.9%

